Bell, Boyd & Lloyd LLC
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        70 West Madison Street, Suite 3100 o Chicago, Illinois 60602-4207
                         312.372.1121 o Fax 312.827.8000



                                 May 1, 2006

     As counsel for Columbia Acorn Trust (the "Registrant"), we consent to the incorporation by reference of our opinion dated September 24, 2002 for the Registrant's series designated Columbia Acorn Fund (formerly designated Liberty Acorn Fund), Columbia Acorn International (formerly designated Liberty Acorn International), Columbia Acorn USA (formerly designated Liberty Acorn USA), Columbia Acorn Select (formerly designated Liberty Acorn Twenty), Columbia Acorn International Select (formerly designated Liberty Acorn Foreign Forty) and Columbia Thermostat Fund filed with the Registrant's registration statement on Form N-1A on September 24, 2002 (Securities Act file no. 2-34223).

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                                   /s/ Bell, Boyd & Lloyd LLC